                                                                      EXHIBIT 21

                                  SUBSIDIARIES

     The following are the Company's subsidiaries at December 31, 1998:


Name                                    Jurisdiction of Organization
----                                    ----------------------------

NBase Communications, Inc.              Maryland
NBase Communications, Ltd               Israel
NBase Europe GmbH                       Germany
NBase Fibronics Ltd                     Israel
Netsoft Solutions Ltd                   France
Turnkey                                 Switzerland
Kempton Communications                  United Kingdom
NBase Xyplex, Inc.                      Delaware
Xyplex, Inc.                            Massachusetts
EDSLAN SRL                              Italy
RDS                                     Sweeden
